Exhibit 99

CACI Reports Results for Its Fiscal 2021 First Quarter

Revenue of $1.5 billion, +7.0% year-over-year

Net income of $93.6 million, +37.8% year-over-year

Robust cash flow from operations

Contract awards of $1.8 billion

Raises Fiscal Year 2021 Guidance

ARLINGTON, Va.--(BUSINESS WIRE)--October 28, 2020--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government enterprise and mission customers, announced results today for its first fiscal quarter ended September 30, 2020.

CEO Commentary and Outlook

John Mengucci, CACI’s President and CEO, said, “Our first quarter performance was a strong start to Fiscal Year 2021. We delivered solid organic growth, and our focus on delivery and operational excellence drove strong profitability and robust cash flow, even as we continued to address the challenges of COVID-19. Based on our performance across the business and continued execution against our growing backlog, we’re increasing our guidance for the year. We are confident in our ability to continue to deliver value to our customers and shareholders.”

First Quarter Results

(in millions except earnings per share and DSO)	Q1, FY21	Q1, FY20	% Change
Revenue	$1,459.5	$1,363.4	7.0%
Operating income	$134.4	$100.2	34.2%
Net income	$93.6	$68.0	37.8%
Diluted earnings per share	$3.67	$ 2.66	38.0%
Net cash provided by operating activities excluding MARPA[1]	$192.7	$114.6	68.2%
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[2]	$165.4	$128.3	28.9%
Days sales outstanding (DSO)[3]	54	59
(1)

First quarter FY21 and first quarter FY20 net cash provided by operating activities exclude CACI’s Master Accounts Receivable Purchase Agreement (MARPA). For more details, see the Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA on page 9 of this release.

(2)	See the Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) on page 9 of this release.
(3)	The DSO calculations for first quarter FY21 and first quarter FY20 exclude the impact of the Company’s MARPA, which was 7 days and 6 days, respectively.

Revenue in Q1 FY21 increased 7.0% year-over-year as reported and 6.1% organically. The year-over-year increase in operating income was driven by higher revenue, strong operating performance, favorable fixed-price contract performance, and lower indirect costs. The year-over-year increase in net income was due to higher operating income and lower interest expense, partially offset by a higher effective tax rate. The increase in cash from operations, excluding MARPA, was driven by higher net income and favorable working capital management.

First Quarter Contract Awards

Contract awards in Q1 FY21 totaled $1.8 billion. These awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:

  A five-year, $450 million single-award Blanket Purchase Agreement (BPA) to provide enterprise technology in support of Desktop Support Services to the Department of Homeland Security (DHS) Headquarters. This represents both recompete and expansion of prior work.
  A six-year single-award contract, with a ceiling value of more than $152 million, by the Department of Veteran Affairs to provide enterprise expertise in support of the department's Financial Management Business Transformation Program (FMBT).
  A four-year, 10-month task order, with a ceiling value of more than $59 million, to provide enterprise expertise and technology to the Office of Under Secretary of Defense (Comptroller) (OUSD(C)) in support of the Defense Finance and Accounting Service's Comptroller critical mission systems.
  A five-year task order, with a ceiling value of $86.5 million, by the Department of Homeland Security (DHS) to provide mission expertise in support of the Homeland Security Investigation (HSI) division.

Total backlog as of September 30, 2020 was $21.9 billion compared with $19.5 billion a year ago, an increase of 13%. Funded backlog as of September 30, 2020 was $3.4 billion compared with $3.3 billion a year ago, an increase of 4%.

Additional Highlights

  Acquired Ascent Vision Technologies, LLC (AVT), a leading provider of electro-optical, infrared (EO/IR) imaging technology and solutions for multi-domain intelligence, surveillance, and reconnaissance (ISR), unmanned aircraft system (UAS), air defense, and counter-unmanned aircraft system (c-UAS) operations.
  Received the Secretary of Defense Employer Support Freedom Award, the highest U.S. government honor bestowed to employers for support of National Guard and Reserve employees. CACI was one of 15 recipients from 2,623 nominations submitted by Guards and Reserve members.
  Named Todd Probert as President of CACI's National Security and Innovative Solutions sector. Mr. Probert brings 20+ years of strategy and experience to support customer requirements with advanced and differentiated solutions and technologies, which will advance the company’s growth strategy.
  National Association of Corporate Directors (NACD) recognized CACI Board member William Jews among the 2020 NACD Directorship 100, a list of the most influential leaders in the boardroom and corporate governance community. Mr. Jews' inclusion on this list marks CACI's third consecutive year with a Board member recognized by NACD.
  CACI held the 13th symposium in the Asymmetric Threat Symposium series on national security challenges, titled "Cyber, Electronic Warfare, and Spectrum Operations: Critical Capabilities for Protecting America," which was broadcast live from the National Press Club in Washington, DC. The event highlighted CACI’s thought leadership in critical areas of national security.
  CACI President and CEO John Mengucci was named to Virginia Business Magazine's Virginia 500 Power List in the Federal Contractors category. The inaugural list honors powerful and successful leaders in Virginia's business, government, and academia communities.

Raising FY21 Guidance

We are raising our FY21 guidance to account for the Company’s strong operating performance. The table below summarizes our FY21 guidance and represents our views as of October 28, 2020.

(in millions except earnings per share)	Current Fiscal Year 2021 Guidance	Previous Fiscal Year 2021 Guidance
Revenue	$6,050 - $6,250	$6,000 - $6,200
Net income	$372 - $392	$347 - $367
Diluted earnings per share	$14.47 - $15.25	$13.50 - $14.28
Diluted weighted average shares	25.7	25.7
Net cash provided by operating activities	at least $600	at least $580

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, October 29, 2020 during which members of our senior management will be making a brief presentation focusing on first quarter results and operating trends followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/news/#upcomingevent at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI

CACI’s approximately 23,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World’s Most Admired Company. As a member of the Fortune 1000 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended
	9/30/2020	9/30/2019	% Change
Revenue	$1,459,506	$1,363,392	7.0%
Operating expenses:
Costs of revenue	939,934	878,881	6.9%
Indirect costs and selling expenses	355,004	357,592	-0.7%
Depreciation and amortization	30,144	26,762	12.6%
Total operating expenses	1,325,082	1,263,235	4.9%
Operating income	134,424	100,157	34.2%
Interest expense and other, net	9,980	16,811	-40.6%
Income before income taxes	124,444	83,346	49.3%
Income taxes	30,800	15,369	100.4%
Net income	$93,644	$67,977	37.8%

Basic earnings per share	$3.73	$2.73	36.6%
Diluted earnings per share	$3.67	$2.66	38.0%

Weighted average shares used in per share computations:
Basic	25,099	24,894
Diluted	25,486	25,532

Statement of Operations Data (Unaudited)
	Three Months Ended
	9/30/2020	9/30/2019
			% Change
Operating income margin	9.2%	7.3%
Tax rate	24.8%	18.4%
Net income margin	6.4%	5.0%

Adjusted EBITDA*	$165,436	$128,311	28.9%
Adjusted EBITDA Margin	11.3%	9.4%

*See Reconciliation of Net Income to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization on page 9

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	9/30/2020	6/30/2020
ASSETS:
Current assets
Cash and cash equivalents	$124,862	$107,236
Accounts receivable, net	820,157	841,227
Prepaid expenses and other current assets	155,853	137,423
Total current assets	1,100,872	1,085,886

Goodwill and intangible assets, net	4,148,666	3,813,995
Property and equipment, net	169,115	170,521
Operating lease right-of-use assets	381,484	330,767
Other long-term assets	150,231	141,303
Total assets	$5,950,368	$5,542,472

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$46,920	$46,920
Accounts payable	79,343	89,961
Accrued compensation and benefits	316,480	338,760
Other accrued expenses and current liabilities	310,611	293,518
Total current liabilities	753,354	769,159

Long-term debt, net of current portion	1,567,371	1,357,519
Other long-term liabilities	857,874	754,484
Total liabilities	3,178,599	2,881,162

Shareholders' equity	2,771,769	2,661,310
Total liabilities and shareholders' equity	$5,950,368	$5,542,472

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended
	9/30/2020	9/30/2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$93,644	$67,977
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	30,144	26,762
Non-cash lease expense	19,056	17,825
Amortization of deferred financing costs	583	589
Stock-based compensation expense	7,847	7,038
Deferred income taxes	2,339	5,485
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	20,987	21,589
Prepaid expenses and other assets	(21,420)	(25,989)
Accounts payable and other accrued expenses	21,109	3,477
Accrued compensation and benefits	(23,882)	(1,267)
Income taxes payable and receivable	8,384	4,463
Operating lease liabilities	(19,364)	(17,450)
Long-term liabilities	37,473	(7,295)
Net cash provided by operating activities	176,900	103,204

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(16,282)	(22,536)
Cash paid for business acquisitions, net of cash acquired	(354,095)	(1,351)
Net cash used in investing activities	(370,377)	(23,887)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under credit facilities	209,270	(66,730)
Proceeds from employee stock purchase plans	2,431	1,852
Repurchases of common stock	(2,074)	(1,717)
Payment of taxes for equity transactions	(688)	(467)
Net cash provided by (used in) financing activities	208,939	(67,062)
Effect of exchange rate changes on cash and cash equivalents	2,164	(1,101)
Net increase (decrease) in cash and cash equivalents	17,626	11,154
Cash and cash equivalents, beginning of period	107,236	72,028
Cash and cash equivalents, end of period	$124,862	$83,182

Selected Financial Data (Continued)

Revenue by Customer Group (Unaudited)
	Three Months Ended
(dollars in thousands)	9/30/2020		9/30/2019		$ Change	% Change
Department of Defense	1,004,195	68.8%	937,640	68.8%	$66,555	7.1%
Federal Civilian Agencies	390,179	26.7%	363,993	26.7%	26,186	7.2%
Commercial and other	65,132	4.5%	61,759	4.5%	3,373	5.5%
Total	1,459,506	100.0%	1,363,392	100.0%	$96,114	7.0%

Revenue by Contract Type (Unaudited)
	Three Months Ended
(dollars in thousands)	9/30/2020		9/30/2019		$ Change	% Change
Cost-plus-fee	823,609	56.5%	747,714	54.8%	$75,895	10.2%
Fixed price	433,814	29.7%	417,976	30.7%	15,838	3.8%
Time and materials	202,083	13.8%	197,702	14.5%	4,381	2.2%
Total	1,459,506	100.0%	1,363,392	100.0%	$96,114	7.0%

Revenue by Prime or Subcontractor (Unaudited)
	Three Months Ended
(dollars in thousands)	9/30/2020		9/30/2019		$ Change	% Change
Prime	1,326,838	90.9%	1,235,105	90.6%	$91,733	7.4%
Subcontractor	132,668	9.1%	128,287	9.4%	4,381	3.4%
Total	1,459,506	100.0%	1,363,392	100.0%	$96,114	7.0%

Revenue by Expertise or Technology (Unaudited)
	Three Months Ended
(dollars in thousands)	9/30/2020		9/30/2019		$ Change	% Change
Expertise	740,683	50.7%	722,353	53.0%	$18,330	2.5%
Technology	718,823	49.3%	641,039	47.0%	77,784	12.1%
Total	1,459,506	100.0%	1,363,392	100.0%	$96,114	7.0%

Selected Financial Data (Continued)

Contract Awards Received (Unaudited)
	Three Months Ended
(dollars in thousands)	9/30/2020	9/30/2019	$ Change	% Change
Contract Awards	$1,834,758	$4,017,223	$(2,182,465)	-54.3%

Reconciliation of Net Cash Provided by Operating Activities to
Net Cash Provided by Operating Activities Excluding MARPA
(Unaudited)

The Company defines net cash provided by operating activities excluding CACI’s Master Accounts Receivable Purchase Agreement (MARPA) as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude net cash received from CACI’s MARPA for the sale of certain designated eligible U.S. government receivables. Under the MARPA, the Company can sell eligible receivables, including certain billed and unbilled receivables up to a maximum amount of $200.0 million. The Company provides net cash provided by operating activities excluding MARPA to allow investors to more easily compare current period results to prior period results and to results of our peers. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended	Three Months Ended
(dollars in thousands)	9/30/2020	9/30/2019
Net cash provided by operating activities	$176,900	$103,204
Cash used (provided) by MARPA	15,795	11,424
Net cash provided by operating activities excluding MARPA	$192,695	$114,628

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Unaudited)

The Company views Adjusted EBITDA and Adjusted EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization expense, including depreciation within direct costs, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended
(dollars in thousands)	9/30/2020	9/30/2019	% Change
Net income	$93,644	$67,977	37.8%
Plus:
Income taxes	30,800	15,369	100.4%
Interest income and expense, net	9,980	16,811	-40.6%
Depreciation and amortization expense, including amounts within direct costs	31,012	27,354	13.4%
Earnout adjustments	-	800	-100.0%
Adjusted EBITDA	$165,436	$128,311	28.9%

	Three Months Ended
(dollars in thousands)	9/30/2020	9/30/2019	% Change
Revenue, as reported	$1,459,506	$1,363,392	7.0%
Adjusted EBITDA	165,436	128,311	28.9%
Adjusted EBITDA margin	11.3%	9.4%

Contacts

Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com

Investor Relations:
Dan Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com